As filed with the Securities and Exchange Commission on April 4, 2007
Registration No. 333-130114
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3

to

Form S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles M. Baughn 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gene J. Oshman Curtis B. Anderson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995	Donald Kennicott Holland & Knight LLP One Atlantic Center, Suite 2000 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309-3400

Approximate date of commencement of proposed sale to the public:  Sales under this registration statement are ongoing. This Post-Effective Amendment No. 3 is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing in accordance with Rule 462(d).

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-130114

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Item 36. Financial Statements and Exhibits
SIGNATURES
Consent of Deloitte & Touche LLP

Explanatory Note:  This Post-Effective Amendment No. 3 is filed pursuant Rule 462(d) under the Securities Act solely to add certain exhibits not previously filed with respect to such Registration Statement.

Item 36.	Financial Statements and Exhibits

(b) Exhibits:

Exhibit
No.	Description

23.1	Consent of Deloitte & Touche LLP.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 4, 2007.

Hines Real Estate Investment Trust, Inc.

By:	/s/ Charles M. Baughn
    Charles M. Baughn
    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jeffrey C. Hines		Chairman of the Board of Directors	April 4, 2007

* Charles M. Baughn		Chief Executive Officer	April 4, 2007

* Charles N. Hazen		President and Chief Operating Officer	April 4, 2007

* Sherri W. Schugart		Chief Financial Officer	April 4, 2007

/s/ Frank R. Apollo Frank R. Apollo		Chief Accounting Officer	April 4, 2007

* George A. Davis		Director	April 4, 2007

* Thomas A. Hassard		Director	April 4, 2007

* C. Hastings Johnson		Director	April 4, 2007

* Stanley D. Levy		Director	April 4, 2007

*By:	/s/ Frank R. Apollo Frank R. Apollo Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
No.	Description

23.1	Consent of Deloitte & Touche LLP.